ChromaDex Earnings Conference Call Fourth Quarter 2023 Rob Fried Chief Executive Officer Brianna Gerber Chief Financial Officer Andrew Shao SVP Scientific & Regulatory Affairs Nasdaq: CDXC | March 6, 2024

2 SAFE HARBOR STATEMENT This presentation and other written or oral statements made from time to time by representatives of ChromaDex contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward- looking statements reflect the current view about future events. Statements that are not historical in nature, such as 2024 financial outlook, and which may be identified by the use of words like “expects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “possible,” “probable,” “believes,” “seeks,” “may,” “will,” “should,” “could,” “predicts,” “projects,” “continue,” “would” or the negative of these terms and other words of similar meaning, are forward-looking statements. Such statements include, but are not limited to, statements contained in this presentation relating to our expected sales, cash flows, planned investments, and financial performance, business, business strategy, expansion, growth, key drivers (including cost savings and increased investments), products and services we recently offered and their impact on our performance or products and services we may offer in the future and the timing of their development, sales and marketing strategy and capital outlook. Forward-looking statements are based on management’s current expectations and assumptions regarding our business, the economy and other future conditions and are subject to inherent risks, uncertainties and changes of circumstances that are difficult to predict and may cause actual results to differ materially from those contemplated or expressed. We caution you therefore against relying on any of these forward- looking statements. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities Exchange Commission (the “Commission”), and in subsequent filings with the Commission. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in these filings with the Commission. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Important factors that could cause actual results to differ materially from those in the forward looking statements include but are not limited to: inflationary conditions and adverse economic conditions; our history of operating losses and need to obtain additional financing; the growth and profitability of our product sales; our ability to maintain sales, marketing and distribution capabilities; changing consumer perceptions of our products; our reliance on a single or limited number of third-party suppliers; risks of conducting business in China; and the risks and uncertainties associated with our business and financial condition in general. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. About Non-GAAP Financial Measures ChromaDex’s non-GAAP financial measure, Adjusted EBITDA, is defined as net income before interest, depreciation, amortization, non-cash share-based compensation costs, severance and restructuring expense and other income from the Employee Retention Tax Credit. ChromaDex used this non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. This non-GAAP measure should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of this non-GAAP measure to the most directly comparable GAAP measure is attached to this presentation. FDA Disclaimer Statements made in this presentation have not been evaluated by the Food and Drug Administration. ChromaDex products are not intended to diagnose, treat, cure, or prevent any disease. The statements in this presentation are for investor relations and educational purposes only and not intended for consumers or vendors. SAFE HARBOR STATEMENT

3 Q4 2023 & Recent Highlights (1) See slide 11 for the non-GAAP reconciliation In 2023, delivered on business and financial objectives, with solid top-line growth and strong bottom-line results. For 2024, we will build on our momentum with investments in marketing and R&D to support growth and strategic initiatives. • Total company and Tru Niagen® net sales were up 1% and 9% YoY, respectively. • Delivered strong gross margins of 61.0%, a 380 basis point improvement compared to 57.2% in Q4 2022 driven by business and customer mix, as well as benefits from economies of scale. • Achieved net income of $0.1 million, compared to a net loss of $1.4 million in Q4 2022. • Maintained positive operating cash flows for a fourth consecutive quarter, ending with $27.3 million in cash and no debt. • Underlying business, as measured by Adjusted EBITDA(1) was positive $1.2 million, a $0.9 million improvement compared to Q4 2022. • For the full year, generated revenue growth of 16% YoY, strong gross margins of 60.8% and significant efficiencies across the P&L as we transitioned to a leaner, more focused organization. • Delivered across all metrics on latest financial outlook in 2023, exceeding on gross margin and G&A. • Introduced 2024 financial outlook, citing faster expected revenue growth than 2023, with modest P&L efficiencies while investing in innovation and new market launches to build upon our position as a leader in the NAD+ market. • In October 2023, launched clinical strength Tru Niagen® Pro 1,000 mg, proven to elevate NAD+ levels by 150% in three weeks. • Two peer-reviewed clinical studies published in November 2023 provide further support for Niagen®'s role in improving neurological conditions, including one on Ataxia Telangiectasia (AT), and another on Parkinson's Disease, which studied high- dosage Niagen®.

4 Management Team Rob Fried Chief Executive Officer E-commerce & entertainment industry executive Savoy Pictures, Columbia Pictures, Fried Films, FeeIn, WHN, Healthspan Research Brianna Gerber Chief Financial Officer Over 20 years of diverse experience in investment management and finance at the Capital Group, Mattel, and ChromaDex Heather Van Blarcom SVP, Legal & Corporate Secretary Over two decades of industry experience with extensive knowledge of FDA and FTC regulations Andrew Shao SVP, Global Regulatory & Scientific Affairs Over two decades of global nutrition industry experience at Amway, Herbalife Nutrition, and the Council for Responsible Nutrition David Kroes SVP, People Matter(s) Over 20 years of diverse Human Resources experience consulting in companies at various stages of growth to enhance culture, improve productivity, and promote diversity, equity, and inclusion Jason Campbell SVP, Business Development Over 25 years of life science business experience specialized in clinical research, biotechnology, drug discovery and development, and food and nutrition quality and safety

5 Financial Highlights

6 Q4 2023 Net Sales Mix Q4 2022Q4 2023 • Tru Niagen® net sales increased to 83% of net sales in Q4 2023 compared to 77% in Q4 2022(1) • Niagen®-related net sales remained steady at 96% of net sales for Q4 2023 and Q4 2022(2) $ 21.2 MM Higher mix of Tru Niagen® related sales in Q4 2023 compared to the prior year, driven by stronger E-commerce sales and lower Niagen ingredient sales due to Nestlé upfront minimum purchase in Q4 2022. 1. Tru Niagen® net sales include E-commerce, Watson’s/Other B2B 2. Niagen®-related sales include Tru Niagen® and Niagen® ingredient $ 21.0 MM

7 Q4 2023 Net Sales Q4 2023 Net Sales ($ in millions) $17.6 Q4 2023 total net sales up 1% year-over-year driven by growth in E-commerce business, offset by lower B2B and Niagen® Ingredient sales, with the later due to Nestlé's upfront minimum purchase in Q4 2022. YoY % (vs Q4 2022) +20% (14)% (30)% (19)% +16% +1%Total

8 Full Year 2023 Net Sales FY 2023 Net Sales ($ in millions) Total +16% +13% +23% +27% (9)% +29% YoY % (vs FY 2022) $69.5 2023 total net sales increased 16% year-over-year primarily driven by growth in E-commerce business, higher Watson's & Other B2B sales, and strong Niagen® Ingredient sales from new and established partners.

2021 – 2023 Net Sales Summary

(in millions)

	2021					2022					2023				
Description	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
E-commerce	9.6	10.6	10.5	11.1	41.8	10.9	12.0	11.3	11.1	45.3	12.2	13.0	12.7	13.3	51.2
Watson's	1.6	2.9	2.6	2.2	9.3	2.6	1.5	2.6	3.3	10.0	3.7	3.0	3.1	3.0	12.8
Other B2B	1.3	1.8	1.6	0.8	5.6	1.4	1.0	0.7	1.7	4.8	1.7	0.9	1.6	1.3	5.5
Total TRU NIAGEN	12.4	15.4	14.8	14.1	56.7	14.9	14.5	14.6	16.1	60.1	17.6	16.9	17.4	17.6	69.5
NIAGEN Ingredient	1.2	1.3	1.7	2.5	6.7	1.1	1.5	1.8	3.9	8.3	3.9	2.5	1.4	2.7	10.5
NIAGEN Related Revenues	13.6	16.7	16.4	16.6	63.4	16.0	16.0	16.4	20.0	68.4	21.5	19.4	18.8	20.3	80.0
Other Ingredients	0.1	0.2	0.1	0.2	0.7	0.3	0.0	0.0	0.1	0.4	0.2	0.2	0.0	0.2	0.6
Analytical Reference Standards & Services	0.9	0.8	0.8	0.9	3.4	0.9	0.7	0.7	0.9	3.2	0.8	0.7	0.7	0.7	2.9
Total Net Sales	14.7	17.7	17.3	17.8	67.4	17.2	16.7	17.1	21.0	72.0	22.5	20.3	19.5	21.2	83.5
TRU NIAGEN as % of Total Net Sales	85 %	87 %	85 %	80 %	84 %	87 %	87 %	85 %	77 %	83 %	78 %	83 %	89 %	83 %	83 %
NIAGEN Related Revenues as % of Total Net Sales	93 %	94 %	95 %	94 %	94 %	93 %	96 %	96 %	96 %	95 %	96 %	96 %	96 %	96 %	96 %
YOY Growth Rate - Net Sales															
Total Company	2 %	16 %	22 %	15 %	14 %	18 %	(5)%	(1)%	18 %	7 %	31 %	21 %	14 %	1 %	16 %
NIAGEN Related	4 %	22 %	29 %	14 %	17 %	18 %	(4)%	(1)%	20 %	8 %	34 %	21 %	15 %	2 %	17 %
Total TRU NIAGEN	12 %	31 %	24 %	14 %	20 %	20 %	(6)%	(1)%	14 %	6 %	18 %	16 %	19 %	9 %	16 %

ChromaDex. TRU NIAGEN 9

10 Q4 2023 vs Q4 2022 Key P&L Metrics (in thousands) Q4 2023 Q4 2022 Notes Net Sales $21,196 $20,996 Tru Niagen® business up 9% driven by Ecommerce business, partially offset by lower Watson's and B2B sales. Lower Niagen® ingredient sales primarily attributable to the absence of the upfront Nestlé purchase that contributed to sales in the prior year quarter. Gross Profit % of Net Sales 12,937 61.0% 12,016 57.2% Up 380 bps driven by a shift in business and customer mix, and benefits from economies of scale Sales and Marketing % of Net Sales 6,520 30.8% 6,187 29.5% Slightly lower efficiency as we began to scale marketing investments in Q4 2023 and lower mix of Niagen ingredient sales which require less marketing investment Research and Development 1,159 1,279 Slightly down year-over-year, impacted by the timing of R&D initiatives. Certain strategic investments delayed into Q1 2024. General and Administrative 5,426 5,994 Down year-over-year driven by lower legal and royalty expenses Total Operating Expense 13,105 13,460 Reductions in G&A and R&D expenses, partially offset by higher selling and marketing investments Operating Loss $(168) $(1,444) Reflects higher net sales, improved gross margins and lower total operating expense

11 Adjusted EBITDA Summary ChromaDex Corporation and Subsidiaries Reconciliation of Non-GAAP Finanical Measures (In thousands) Three months ended Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Net income (loss), as reported $ (7,381) $ (5,566) $ (8,856) $ (5,325) $ (7,740) $ (6,397) $ (985) $ (1,418) $ (1,902) $ (2,191) $ (959) $ 114 Adjustments Interest (income) expense 19 12 15 9 8 10 5 (26) (66) (125) (188) (282) Depreciation 221 226 232 211 201 212 235 221 228 232 233 177 Amortization of intangibles 60 61 53 51 49 50 44 43 41 39 39 39 Amortization of right of use assets 126 128 131 126 299 169 170 191 171 173 176 157 Share-based compensation 1,284 1,616 1,822 1,473 1,888 1,296 1,229 1,326 1,273 1,324 1,117 1,037 Severance and restructuring (10) 13 342 6 821 17 181 13 186 766 86 5 Other income - Employee Retention Tax Credit — — — — — — (2,085) — — — — — Adjusted EBITDA $ (5,681) $ (3,510) $ (6,261) $ (3,449) $ (4,474) $ (4,643) $ (1,206) $ 350 $ (69) $ 218 $ 504 $ 1,247 Q4 2023 Adjusted EBITDA was a positive $1.2 million, a $0.9 million improvement from the prior year quarter driven by higher sales and gross margins and lower overall operating expenses. Company delivered positive net income in Q4 2023.

12 Adjusted EBITDA 2023 vs 2022 ChromaDex Corporation and Subsidiaries Reconciliation of Non-GAAP Finanical Measures (In thousands) Year Ended December 31, Change2022 2023 Net loss, as reported $ (16,540) $ (4,938) $ 11,602 Adjustments Interest (income) expense (3) (661) (658) Depreciation 869 870 1 Amortization of intangibles 186 158 (28) Amortization of right of use assets 829 677 (152) Share-based compensation 5,739 4,751 (988) Severance and restructuring 1,032 1,043 11 Other income - Employee Retention Tax Credit (2,085) — 2,085 Adjusted EBITDA $ (9,973) $ 1,900 $ 11,873 2023 Adjusted EBITDA was a positive $1.9 million, an improvement of $11.9 million from the prior year largely driven by improvements in our net loss as we achieved higher sales and lower operating expenses.

13 Q4 2023 Operating Loss vs Q4 2022 (in millions) +$1.5MM$(0.3)MM

Quarterly Balance Sheet Highlights

(in thousands)	12/31/21	3/31/22	6/30/22	9/30/22	12/31/22	3/31/23	6/30/23	9/30/23	12/31/23	Key Drivers (December 31 2023 vs 2022)
Cash	$28,219	$20,993	$17,072	$13,262	$20,441	$23,141	$26,406	$26,773	$27,325	Up $6.9 million driven by cash provided from operating activities
Inventory	13,601	15,307	15,753	15,636	14,677	11,908	11,973	12,624	14,525	Down $0.2 million driven by improvements in inventory management, offset by higher sales requiring greater inventory on-hand
Trade Receivables	5,226	6,310	4,228	4,744	8,482	9,221	6,118	5,601	5,234	Down $3.2 million driven by mix of customer sales and timing of collections, including absence of $2.0MM Nestlé upfront purchase in 2022
Accrued Expenses	6,481	8,126	6,696	6,756	7,337	8,610	8,079	9,193	9,493	Up $2.2 million driven by changes in expenses and accrual for employee bonuses
Accounts Payable	10,423	9,780	10,197	9,119	9,679	8,951	10,031	9,198	10,232	Up $0.6 million driven by changes in inventory, advertising and other expenses
Equity	$31,727	$25,877	$20,778	$21,023	$28,672	$28,017	$27,150	$27,308	$28,456	Down $0.2 million driven by net loss, partially offset by share-based compensation

Reflects disciplined cash management and optimization measures throughout 2023, while continuing to invest in key areas to support both immediate and long term growth objectives.

ChromaDex. TRU NIAGEN 14

Quarterly Cash Flow Highlights

(in thousands)	FY 2021	3/31/22	6/30/22	9/30/22	12/31/2022	FY 2022	3/31/23	6/30/23	9/30/23	12/31/2023	FY 2023
Net Income (Loss)	$(27,128)	$(7,740)	$(6,397)	$(985) [2]	$(1,418)	$(16,540) [2]	$(1,902)	$(2,191)	$(959)	$114	$(4,938)
Working Capital	(4,915)	(1,923)	923	(4,461) [2]	(466)	(5,927) [2]	2,644	3,401	(422)	(417)	5,206
Cash From / (Used for) Operations	(24,163)	(7,198)	(3,832)	(3,740)	(328)	(15,098)	2,792	3,280	396	649	7,117
Cash Used for Investing	(409)	(25)	(85)	(52)	(172)	(334)	(91)	(5)	(26)	(21)	(143)
Cash From / (Used for) Financing	36,094 [1]	(3)	(4)	(18)	7,679 [3]	7,654 [3]	(1)	(10)	(3)	(76)	(90)
Net Increase / (Decrease) in Cash	$11,522	$(7,226)	$(3,921)	$(3,810)	$7,179	$(7,778)	$2,700	$3,265	$367	$552	$6,884
Ending Cash Balance	$28,219	$20,993	$17,072	$13,262	$20,441	$20,441	$23,141	$26,406	$26,773	$27,325	$27,325

Successfully delivered positive net cash flows from operating activities in every quarter of 2023.

1. Includes $27.2 million in proceeds from the sale of common stock, net of $428,000 issuance costs and includes $9.5 million in proceeds from exercise of stock options.
2. Includes $2.1 million related to the Employee Retention Tax Credit (no net cash flow impact).
3. Includes $7.7 million in proceeds from the sale of common stock, net of $353,000 issuance costs.

ChromaDex. TRU NIAGEN 15

16 2023 Full Year Outlook Recap (in thousands) 2022 Actual 2023 Outlook (1) 2023 Actual Comments Achieved?(2) Net Sales $72,050 Between 14% - 16% growth $83,570 Total net sales grew by +16% ✓ Gross Margin % (as a % of net sales) 59.4% Stable YoY 60.8% Improved 140 bps ✓ Selling, Marketing & Advertising (as a % of net sales) 39.3% Down as a % of net sales 31.6% Down 770 bps as a % of net sales ✓ Research & Development $4,826 Up in absolute dollars YoY $4,958 Up $0.1 million ✓ General & Administrative $28,286 Flat to down $1 million YoY $24,983 Down $3.3 million ✓ Adjusted EBITDA $(9,973) Outlook not provided $1,900 Improvement of $11.9 million N/A Company delivered on its latest financial outlook across all metrics and exceeded targets for gross margin % and G&A expense. 1. 2023 Outlook as presented on Q3 2023 earnings call. 2. Compares 2023 actuals to 2023 Outlook.

17 2024 Financial Outlook (in thousands) 2022 Actual 2023 Actual 2024 Full Year Outlook Key Drivers Net Sales $72,050 $83,570 Higher YoY growth compared to FY 2023 growth of +16% • Includes growth from e-commerce business, recurring revenues from established partnerships • Includes revenues from new partnerships, new channels, and new product launches Gross Margin % (as a % of net sales) 59.4% 60.8% Slight improvement YoY • Continued supply chain optimization and cost savings initiatives, building on 2023 progress Selling, Marketing & Advertising (as a % of net sales) 39.3% 31.6% Up in absolute dollars and stable as a % of net sales YoY • Focused and optimized investments to drive Tru Niagen® brand awareness, and support new market launches, while maintaining efficiency Research & Development $4,826 $4,958 Up in absolute dollars YoY • Increased investment in new innovations that are close to launch, along with new NAD precursor development and future innovation General & Administrative $36,379 $24,983 Up $1.5 to $2.5 million in absolute dollars YoY • Increased infrastructure investments and legal expense to support growth of existing business, along with new market launches. Will remain disciplined in overall spending as we scale. Continued solid revenue growth in 2024, with focused investments to support brand building initiatives and new market launches, along with R&D investments to drive future innovation and growth. Disciplined focus on top- and bottom-line.

The information contained in this documents is confidential, privileged and only for the information of the intended recipient and may not be used, published or redistributed without the prior written consent (2019) The Science 18

19 • Three new human trials on nicotinamide riboside registered since prior update:¹ ▪ Haukeland University Hospital (December 2023) • The objective is to test whether NR is a neuroprotective therapy for atypical parkinsonism (APS). • This trial builds on the promising outcomes of previous NAD-replenishment trials which demonstrated NR’s dose-dependent anti-Parkinson’s effect and its potential as a neuroprotective therapy. • 330 participants will receive 3000 mg NR daily for 78 weeks. ▪ Haukeland University Hospital (January 2024) • The objective is to investigate the potential of NR to slow down functional decline in the elderly frail population by exploring its effects on brain and body metabolism. • This study aims to extend the institution's research on NR's effectiveness beyond Parkinson's disease to elderly, frail individuals without neurodegenerative disorders. • 100 participants will receive 2000 mg NR daily for one year. ▪ University of South Alabama (January 2024) • The objective is to explore whether there is a harmful interaction between acetaminophen and stressors similar to those experienced in space. Both can cause oxidative stress and release toxins throughout the body, potentially disrupting cellular function in various tissues. • The investigators aim to see if NR can mitigate some of these negative effects by reducing the production of toxins when acetaminophen is taken. • 40 participants will receive a single dose of 1000 mg Tylenol® with or without 250 mg NR. • Eight new research studies were signed through ChromaDex External Research Program (CERP).² (1) There are 91 ongoing, completed, and published clinical studies currently registered on clinicaltrials.gov to investigate the pharmacokinetics and therapeutic effects of NR alone or in combination with other ingredients. 72 of these use NR only. Clinicaltrials.gov also includes two niacin studies and one device monitoring registry for a total of 94 under the search term “nicotinamide riboside.” (As of February 9, 2024) (2) 275+ research collaborations for Niagen® signed with research institutes and universities around the world. More than 90% of the studies are investigator-initiated and were developed to support applications for or receipt of third-party funding. The studies may not have been initiated if investigators were unable to secure funding. Science Continues to Expand

20 • GeroScience – Orr et al., 2023 – “A Randomized Placebo-Controlled Trial of Nicotinamide Riboside in Older Adults with Mild Cognitive Impairment” – October 2023 • The study assessed the safety and efficacy of NR supplementation on cognition, brain volume and functioning, and physical function in primarily Hispanic older adults with mild cognitive impairment (MCI). • NR resulted in a 139% increase in blood NAD+ and its associated metabolites. • NR-treated subjects showed decreased cerebral blood flow, particularly in the default mode network (DMN), suggesting less degeneration in brain regions that typically require higher blood flow. • Cognitive function measures remained stable in both NR and placebo groups throughout the study. • Global methylation analyses trended towards a modest NR-associated increase in DNA methylation. • This is the first study to directly investigate the safety profile of NR on cognition and brain function in older adults with MCI. • Nature Communications – Berven et al., 2023 – “NR-SAFE: A Randomized, Double-Blind Safety Trial of High Dose Nicotinamide Riboside in Parkinson’s Disease” – November 2023 • The study examined the safety of high-dose NR supplementation, as well as assessed its short-term tolerability and impact on NAD+ and clinical severity in patients with Parkinson’s Disease (PD). • High-dose NR supplementation was safe and well-tolerated with no related adverse events. • NR significantly increased NAD+ levels and modified the NAD metabolome. • High-dose NR did not alter whole blood homocysteine, or other major methyl donor groups, suggesting no impact on methyl donor group pool. • NR was associated with improved clinical symptoms of PD, as measured by the Movement Disorder Society Unified Parkinson’s Disease Rating Scale (MDS-UPDRS), suggesting augmenting NAD+ levels may have a symptomatic anti-Parkinson’s effect. • This is the first study to investigate the safety of high-dose NR at 3000 mg/day. Recent Peer-Reviewed Clinical Publications

21 Scientific Advisory Board Charles Brenner, Ph.D. Alfred E Mann Family Foundation Chair, Department of Diabetes & Cancer Metabolism City of Hope World's Foremost Authority on NAD Metabolism Roger Kornberg, Ph.D. Chairman Professor of Structural Biology Stanford University Nobel Prize Winner, Chemistry, 2006 Rudolph Tanzi, Ph.D. Kennedy Professor of Neurology Harvard University Leading Alzheimer's Researcher, TIME 100 Most Influential 2015 Dr. Bruce German Chairman of Food, Nutrition, & Health University of California, Davis Leader in Food, Nutrition, & Wellness Innovation Professor Sir John Walker, Ph.D. Emeritus Director, MRC Mitochondrial Biology University of Cambridge Nobel Prize Winner, Chemistry, 1997 Brunie H. Felding, Ph.D. Associate Professor of Molecular Medicine Scripps Research Institute Renowned Breast Cancer Researcher focused on NAD+ supplementation Dr. David Katz President of True Health Initiative CEO of Diet ID World renowned physician & preventive medicine expert Dr. Vilhelm (Will) Bohr, M.D., Ph.D., D.Sc. Professor in Genome Instability and Neurodegeneration, Department of Cellular and Molecular Medicine, University of Copenhagen. One of the world’s most published researchers on aging and neurodegenerative disease NOBEL PRIZE WINNERS | CHEMISTRY

22 Clinical Studies on Niagen® in Multiple Health Areas Note: highlighted achievements in duration, participation and dosage only consider completed studies.

23 Contact Info: T: +1(949) 356-1620 InvestorRelations@ChromaDex.com www.chromadex.com Where to buy TRU NIAGEN® TruNiagen.com Amazon.com